SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                          ----------------------------------

                                      FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                               THE SECURITIES ACT OF 1933


Date of filing: July 20, 2001
                -------------

                                 NVE Corporation
                                 ---------------
             (Exact name of registrant as specified in its charter)



         Minnesota                                             41-1424202
----------------------------                              ---------------------
(State or other jurisdiction                                 I.R.S. Employer
of incorporation or organization)                         Identification number
                                 ----------------

                             11409 Valley View Road
                            Eden Prairie, Minnesota  55344
                                    (952) 829-9217
                            ------------------------------
              (Address and telephone number of principal executive offices)

                            ------------------------------

                       NVE Corporation 2000 Stock Option Plan
                  (as amended by the shareholders on July 19, 2001) NVE Corporation 2001 Employee Stock Purchase Plan

                            ------------------------------
                               (Full Title of the Plan)

                                   Daniel A. Baker
                               11409 Valley View Road
                            Eden Prairie, Minnesota  55344
                        ---------------------------------------
                        (Name and Address of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

                                                 Proposed          Proposed
Title of                                         Maximum           Maximum
Securities                         Amount       Offering          Aggregate      Amount of
to be                               to be         Price            Offering     Registration
Registered                        Registered(1) Per Share           Price           Fee
------------                    --------------  ---------       ------------   ------------
NVE Corporation 2000 Stock
Option Plan (as amended by the
shareholders on July 19, 2001)
  Common Stock, $.01 par value  2,378,250 shrs    $0.49(2)      $1,165,343(2)    $291
                                2,621,750 shrs    $1.30(3)      $3,408,275(3)    $852

NVE Corporation 2001 Employee
Stock Purchase Plan
  Common Stock, $.01 par value  1,000,000 shrs    $1.30(3)      $1,300,000(3)    $325
                                                                               ------
TOTAL                                                                          $1,468
                                                                               ======

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this registration statement shall also cover an indeterminate number of shares which may be offered or sold pursuant to the NVE Corporation 2000 Stock Option Plan (as amended by the shareholders on July 19, 2001) (the "Option Plan") or the NVE Corporation 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan") as a result of the operation of the provisions in the Option Plan or the Stock Purchase Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the average exercise price of shares subject to outstanding options to purchase Common Stock under the Option Plan.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the bid and ask prices of the Company's Common Stock on the OTC Bulletin Board on July 19, 2001.

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428(b)(1) under the Securities Act, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive options or awards under the Option Plan or to persons who participate in the Stock Purchase Plan.


                                   PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended March 31, 2001;

     (b) All other reports and documents filed by the Company under Sections 13(a) or 15(d) of the Exchange Act since the filing of the most recent Annual Report on Form 10-KSB; and

     (c) The description of the Company's stock contained in the Company's registration statement on Form 8-A, Commission File No. 0-12196.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all such securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

     The class of securities to be offered under the Option Plan and the Stock Purchase Plan is registered under Section 12 of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the newly issued securities offered pursuant to this registration statement will be passed upon by Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to the Company.

     As of July 20, 2001, attorneys in the law firm of Gray, Plant, Mooty, Mooty & Bennett, P.A. beneficially owned an aggregate of approximately $78,435 worth of common stock of the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws provide that the Company shall indemnify its officers, directors and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation may indemnify any director, officer, employee or other representative of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.     EXHIBITS.

Exhibit No.          Description
-----------          -----------
4.1          Specimen Form of Common Stock Certificate

4.2 Amended and Restated Articles of Incorporation of NVE Corporation (incorporated by reference to the Company's Definitive Proxy Statement on Schedule 14A filed November 16, 2000).

4.3 NVE Corporation 2000 Stock Option Plan, as amended by the shareholders on July 19, 2001.

4.4 NVE Corporation 2001 Employee Stock Purchase Plan (incorporated by reference to the Company's Definitive Proxy Statement on Schedule 14A filed June 1, 2001).

5.1          Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1         Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
             (included in Exhibit 5.1).

23.2         Consent of Ernst & Young, LLP.

24.1         Power of Attorney (included on signature page).


ITEM 9.          UNDERTAKINGS.

(a)     Rule 415 Offering.

        The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to the Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Request for Acceleration of Effective Date.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, state of Minnesota, on this 20th day of July, 2001.


                               NVE CORPORATION


                               By    \s\ Daniel A. Baker
                               __________________________________
                               Daniel A. Baker, President & CEO

                            POWER OF ATTORNEY

     The undersigned officers and directors of NVE Corporation hereby constitute and appoint Daniel A. Baker and Richard George, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                     Capacity                         Date
    ------------------     -------------------------------        ------------

/s/ Daniel A. Baker                   Director,                   July 20, 2001
    ------------------     President & Chief Executive Officer    -------------
    Daniel A. Baker           (Principal Executive Officer)

/s/ Richard George                   Treasurer and                July 20, 2001
    ------------------          Chief Financial Officer           -------------
    Richard George             (Principal Financial and
                                  Accounting Officer)

/s/ James Daughton                  Director and                  July 20, 2001
    ------------------         Chief Technical Officer            -------------
    James Daughton

/s/ Herbert Goronkin                   Director                   July 20, 2001
    ------------------                                            -------------
    Herbert Goronkin

/s/ Robert Irish                       Director                   July 20, 2001
    ------------------                                            -------------
    Robert Irish

/s/ Terrence Glarner               Director and                   July 20, 2001
    ------------------         Chairman of the Board              -------------
    Terrence Glarner